EXHIBIT 99.1

Contacts:

Michael Earley                                     Al Palombo
Metropolitan Health Networks                       Cameron Associates
Chief Executive Officer                            Investor Relations
(561) 805-8500                                     (212) 245-8800 Ext. 209
mearley@metcare.com                                al@cameronassoc.com


            METROPOLITAN HEALTH NETWORKS ANNOUNCES MANAGEMENT CHANGE


WEST PALM BEACH, FL, APRIL 9, 2007 - Metropolitan  Health Networks,  Inc. (AMEX:
MDF), a leading provider of healthcare services in Florida, today announced the appointment, on an interim basis, of Dan McCarthy as President of METCARE Health Plans, Inc., the company's Medicare Advantage HMO. Mr. McCarthy replaces, in part, Debra A. Finnel, who resigned from her role as President, Chief Operating Officer, and Director of Metropolitan Health Networks, citing personal reasons.

Commenting on the changes, Michael Earley, Metropolitan Health Networks' Chairman and Chief Executive Officer, noted, "Debbie joined Metropolitan in 1999 and helped to steward our organization through very challenging times. She has been an exceptional contributor to the advancement of the company and we wish her success in her future endeavors."

Earley continued, "We welcome Dan McCarthy as he takes the helm of our young and growing HMO. Dan brings an extensive Medicare, managed care background to the team. Since 1998, Dan managed the Individual Products business for New York-based Empire BlueCross BlueShield including its Medicare Advantage program that grew from 32,000 to 60,000 members under his leadership. In addition to these products, he had broader responsibilities with Empire including Network Contracting and Underwriting. We believe his leadership and insight will serve our developing business well as we make key strategic and operational decisions for the future. We are concentrating our efforts on increased market penetration and improved operating performance. During this interim period, the long-term leadership of the HMO will be evaluated and determined."

Debbie Finnel commented, "This is an exciting time in the development of Metropolitan and I am proud to have been part of this organization. The timing is appropriate for me to begin evaluating other great opportunities and I leave knowing the company is lead by a seasoned and capable management team."

Metropolitan has filed a Form 8-K that describes the terms of her separation agreement with Metropolitan.

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

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Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our failure to accurately estimate incurred but not reported medical expense benefit expenses; (ii) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (iii) future legislation and changes in governmental regulations; (iv) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (v) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; (vi) our ability to successfully operate a healthcare management organization otherwise known as an HMO; and our ability to continuously increase enrollment and effectively manage expenses in our HMO. The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.